EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Energy Group, LLC (the “Company”) on Form S-8 (File No. 333-202441, effective March 2, 2015) and of the references to Wright & Company, Inc. and the inclusion of our reports, each dated February 6, 2015, in the Annual Report on Form 10-K for the year ended December 31, 2014, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

WRIGHT & COMPANY, INC.

/s/ D. Randall Wright
D. Randall Wright, P.E.
President

March 27, 2015
Brentwood, Tennessee